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                                                                   EXHIBIT 10.10


                OMNI GEOPHYSICAL, L.L.C. AND AMERICAN AVIATION L.L.C.

                                         AND

                   AMERICAN AVIATION INCORPORATED, DAVID JEANSONNE,
                              AND RICHARD PATRICK MORRIS

                    CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


               THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into on the 6th day of August, 1997, but effective as of July 1, 1997, by and between OMNI GEOPHYSICAL, L.L.C., a Louisiana limited liability company ("Omni"), AMERICAN AVIATION L.L.C., a single-member limited liability company owned 100% by the Company ("AA") (Omni and AA being hereinafter collectively referred to as the "Company"), AMERICAN AVIATION INCORPORATED, a Louisiana corporation ("American"), and DAVID JEANSONNE ("Jeansonne") and RICHARD PATRICK MORRIS ("Morris"), each a resident of the State of Louisiana (Jeansonne and Morris being hereinafter collectively referred to as the "Shareholders").

               WHEREAS, pursuant to the Intangible Asset Purchase Agreement (the "Purchase Agreement") and the Exchange Agreement (the "Exchange Agreement") both of even date herewith, by and among the Company and AA, the Company acquired all of the Assets of the Business (as those terms are defined in the Purchase Agreement and the Exchange Agreement) of American;

               WHEREAS, the agreements of American and the Shareholders hereunder are an important aspect of the Purchase Agreement and the Exchange Agreement, and the Company would not consummate the Purchase Agreement and the Exchange Agreement absent the execution and delivery of this Agreement, including the covenants set forth in Sections 1 and 2 of this Agreement; and

               WHEREAS, the Company considers the goodwill of the Business acquired by the Company pursuant to the Purchase Agreement to be an essential component of the business and operations of American, and the Company and American desire the Company to continue to have and to enjoy the full benefit of said goodwill;

               NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. CONFIDENTIALITY AND NON-DISCLOSURE OF INFORMATION. American and each of the Shareholders hereby recognize, acknowledge and agree that confidential information of any kind, nature or description concerning any matters affecting or relating to the Business (as that term is

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          defined in the Purchase Agreement and the Exchange Agreement),
          including but not limited to the names of customers, pricing structure, processes, operations, marketing programs, sales techniques, designs, specifications and other trade secrets (collectively referred to herein as "Proprietary Information"), are valuable, special and unique assets of the Company. American and each of its Shareholders agrees that he (or it, in the case of American) will not, without the prior written consent of the Company, directly or indirectly, in any individual or representative capacity whatsoever
          (a) utilize for the benefit of any person, business, enterprise or entity other than Company or (b) disclose any portion or part of the Company's Proprietary Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. In the event of any actual or threatened breach by American or any of the Shareholders of the provisions of this Section 1, American and each of the Shareholders agree that the Company shall not have an adequate remedy at law, and the Company shall be entitled to an injunction restraining American and/or any or all of the Shareholders from breaching the provisions of this Agreement. Nothing herein stated shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach including the recovery of damages from American or any of the Shareholders.

               2. COVENANT OF NON-COMPETITION. For a period of six (6) years beginning with the effective date of this Agreement, (a) American and each of the Shareholders will not, directly or indirectly, within any parish or municipality in Louisiana or in any other state or foreign jurisdiction in which customers of the Company are located or reside, solicit, induce or otherwise contact customers of the Company for the purpose of soliciting business from the Company's customers or for any other purpose whatsoever which is detrimental to the Company or its business; and (b) American and Jeansonne will not, directly or indirectly, within any parish or municipality in Louisiana or in any other state or foreign jurisdiction in which the Company engages in or has engaged in business, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, management, operation or control of any business, enterprise, or entity (including a sole proprietorship of Jeansonne or a partnership including Jeansonne) which: (i) owns, operates or controls any geophysical services business, which business includes but is not limited to the provision of seismic drilling and support services, the transportation of equipment used in connection with seismic drilling and support services, and the design and manufacture of such equipment, or (ii) owns, operates or controls any aviation company, or (iii) owns, operates or controls any business which competes with the Company. For a period of three (3) years beginning with the effective date of this Agreement, Morris will not, directly or indirectly, within any parish or municipality in Louisiana or in any other state or foreign jurisdiction in which the Company engages in or has engaged in business, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, management, operation or control of any business, enterprise, or entity (including a sole proprietorship of Morris or a partnership including Morris) which: (i) owns, operates or controls any geophysical services business, which business includes but is not limited to the provision of seismic drilling and support services, the transportation of equipment used in connection with seismic drilling and support services, and the design and manufacture of such equipment, or (ii) owns, operates or controls any aviation company, or (iii) owns, operates or controls any business which competes with the

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          Company. In the event of any actual or threatened breach by American or any of the Shareholders of the provisions of this Agreement, American and each of the Shareholders agree that the Company shall not have an adequate remedy at law, and the Company shall be entitled to an injunction restraining American and/or any or all of the Shareholders from owning, managing, operating, controlling, being employed by, participating in, or being in any way so connected with any activity which is prohibited in this Section 2 and/or the solicitation of any business on his or its behalf or on behalf of others from any customer. Nothing herein stated shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach including the recovery of damages from American or any of the Shareholders.

               3. REMEDIES AND EQUITABLE PROVISIONS. The following provisions shall apply in respect of the covenants and agreements of American and the Shareholders contained in this Agreement:

               (a) American and each of the Shareholders acknowledge and agree that the covenants and restrictions contained in this Agreement are reasonable and necessary for the proper protection of the legitimate interests of the Company.

               (b) American and each of the Shareholders further acknowledge and agree that any breach or threatened breach of any agreement contained in Sections 1 and 2 above will cause such damage to the Company as to be irreparable and which would be difficult to ascertain and for which the Company does not have an adequate remedy at law, and accordingly, American and each of the Shareholders agree that the Company, in addition to any other remedy which may be available to it, shall be entitled to enforce the covenants of American and the Shareholders by injunction or other equitable means. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or threatened breach, including the recovery of damages from American or any of the Shareholders.

               (c) The parties agree that if Company should institute litigation against American or any of the Shareholders to enforce any provisions of this Agreement, then the prevailing party in such litigation shall be entitled to receive, in addition to any other relief awarded such party, reasonable attorneys' fees in respect of the prosecution or defense of such litigation.

               4. REFORMATION/SAVINGS CLAUSE. The parties agree that if either the length of time or the geographical area of the covenants of American and the Shareholders contained herein are deemed too restrictive by any court of competent jurisdiction in any proceeding involving the validity of said covenants, then the court may reduce the offending restriction to the maximum restriction it deems reasonable under the circumstances so as to give the maximum permissible effect to the intentions of the parties as set forth herein, and the court may enforce such provisions as so reformed.

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               5.   WAIVER OF BREACH. The waiver or nonenforcement by the
          Company of a breach of any provision of this Agreement by American or any of the Shareholders shall not operate or be construed as a waiver of any subsequent breach by American or the Shareholders.

               6. SEVERABILITY. Every provision of this Agreement is entitled to be severable. The parties agree that if any term or provision of the Agreement is held to be illegal, invalid, against public policy or unenforceable for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder to the Agreement, and the remaining provisions of this Agreement shall not be affected thereby.

               7. AMENDMENTS. No alterations, modifications, amendments or changes herein shall be effective or binding upon the parties unless the same shall have been agreed in writing by all the parties.

               8. SECTION HEADINGS. Section and other headings in this Agreement are for reference purposes only, and are in no way intended to describe, interpret, define or limit the scope or extent of any provision hereof.

               9. COUNTERPART EXECUTION. This Agreement may be executed by any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

               10. APPLICABLE LAW. The Company, American and each of the Shareholders acknowledge and agree that under applicable conflicts of laws rules, the law of several states could, conceivably, apply to the terms of this Agreement. In order to provide certainty with respect to the construction, interpretation and enforcement of this Agreement, it is the intention of the parties that the internal laws of the State of Missouri shall govern the construction, interpretation, validity and enforcement of each and every term of this Agreement. The parties to this Agreement have chosen the law of the State of Missouri after careful consideration and reflection upon the desirability of the stability and certainty of result which will occur if the internal laws of the State of Missouri are chosen in the manner described to govern the construction, interpretation, enforcement, termination and validity of the rights and duties of the parties under this Agreement.

               11. RIGHTS CUMULATIVE. The rights of Company hereunder shall be cumulative, and the enforcement by Company of any right shall not affect in any way the ability of Company to enforce any other right hereunder or any right or remedy of Company at law or in equity.

               12. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may not be changed orally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

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               IN WITNESS WHEREOF, Omni has caused this Agreement to be executed by its duly authorized manager, AA has caused this Agreement to be executed by its sole member, American has caused this Agreement to be executed by its duly authorized officer, and each of the Shareholders has hereunto set his hand on the day and year first above written but effective as of July 1, 1997.

                                   OMNI GEOPHYSICAL, L.L.C.,
                                   a Louisiana limited liability company


                                   By:/s/ Roger E. Thomas
                                      --------------------------------------
                                      Roger E. Thomas, Manager



                                   AMERICAN AVIATION L.L.C.,
                                   a Missouri limited liability company

                                   By:  OMNI GEOPHYSICAL, L.L.C.,
                                   a Louisiana limited liability company


                                   By:/s/ Roger E. Thomas
                                      --------------------------------------
                                      Roger E. Thomas, Manager



                                   AMERICAN AVIATION INCORPORATED
                                   a Louisiana corporation


                                   By:/s/ David Jeansonne
                                      --------------------------------------
                                      David Jeansonne, President


                                   /s/ David Jeansonne
                                   -----------------------------------------
                                   David Jeansonne


                                   /s/ Richard Patrick Morris
                                   -----------------------------------------
                                   Richard Patrick Morris




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